Exhibit (a)(2)

                                 CITIZENS FUNDS
                                Establishment and
                       Designation of Series of Shares of
                     Beneficial Interest (without par value)

         1. (a) The Trustees of Citizens Funds (the "Trust"), acting pursuant to the Trust's Declaration of Trust, have previously established and designated the following series of Shares of Beneficial Interest (collectively, the "Existing Funds"): Citizens Core Growth Fund, Citizens Emerging Growth Fund, Citizens Small Cap Core Growth Fund, Citizens Value Fund, Citizens Global Equity Fund, Citizens International Growth Fund, Citizens Income Fund, Citizens Money Market Fund, Citizens Balanced Fund, Citizens Ultra Short Bond Fund, Citizens Government Obligations Fund, Citizens Prime Money Market Fund, Citizens 300 Fund and Citizens Investment Grade Bond Fund.

              (b) The Trustees of the Trust, acting pursuant to the Trust's Declaration of Trust, hereby establish and designate the following new series of Shares of Beneficial Interest (the "New Fund"): Citizens Small Cap Value Fund. Each of the Existing Funds and the New Fund are referred to herein as a "Funds."

         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.


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         6. Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 17th day of November, 2003.

/s/ Judy Belk                                /s/ Walter D. Bristol, Jr.
------------------------------------         -----------------------------------
Judy Belk                                    Walter D. Bristol, Jr.
As Trustee and Not Individually              As Trustee and Not Individually


/s/ Sophia Collier                           /s/ Jeannie H. Diefenderfer
------------------------------------         -----------------------------------
Sophia Collier                               Jeannie H. Diefenderfer
As Trustee and Not Individually              As Trustee and Not Individually


/s/ Pablo S. Eisenberg                       /s/ Orlando Hernandez
------------------------------------         -----------------------------------
Pablo S. Eisenberg                           Orlando Hernandez
As Trustee and Not Individually              As Trustee and Not Individually


/s/ Mitchell A. Johnson                      /s/ Martha S. Pope
------------------------------------         -----------------------------------
Mitchell A. Johnson                          Martha S. Pope
As Trustee and Not Individually              As Trustee and Not Individually


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